UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OPOWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPOWER, INC.

1515 N. Courthouse Road, 8th Floor

Arlington, VA 22201

April 14, 2016

Dear Opower Stockholder:

I am pleased to invite you to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Opower, Inc. (“Opower”) to be held on May 25, 2016 at 1:00 p.m. Eastern Time at Opower’s headquarters at 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2016 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of and continued interest in Opower. We look forward to seeing you at our Annual Meeting.

Sincerely,

Daniel Yates

Chief Executive Officer

YOUR VOTE IS IMPORTANT

On or about April 14, 2016, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2016 Annual Meeting of Stockholders (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”). The Notice provides instructions on how to vote online and includes instructions on how to receive a paper copy of proxy materials by mail. The Proxy Statement and the Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on your proxy card.

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible. Your participation will help to ensure the presence of a quorum at the meeting and save Opower the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

OPOWER, INC.

1515 N. Courthouse Road, 8th Floor

Arlington, VA 22201

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Opower, Inc. (“Opower”) will hold its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2016 at 1:00 p.m. Eastern Time at Opower’s headquarters at 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201 for the following purposes:

•	To elect one Class II director, Mr. Marcus Ryu, to hold office until the 2019 annual meeting of stockholders or until his successor is duly elected and qualified, subject to his earlier resignation or removal;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof).

On or about April 14, 2016, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement for our 2016 Annual Meeting of Stockholders (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”). The Notice provides instructions on how to vote online and includes instructions on how to receive a paper copy of proxy materials by mail. The Proxy Statement and the Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on your proxy card.

Only stockholders of record at the close of business on March 28, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification such as a valid driver’s license and verification of stock ownership for admittance. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process.

If you have any questions regarding this information or the proxy materials, please contact our investor relations department at 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201 or investor@opower.com.

By Order of the Board of Directors,

Daniel Yates

Chief Executive Officer

Arlington, Virginia

April 14, 2016

OPOWER, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

OPOWER, INC.

1515 N. Courthouse Road, 8th Floor

Arlington, VA 22201

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2016

GENERAL INFORMATION

Our board of directors (the “Board”) solicits your proxy on our behalf for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our 2016 Annual Meeting of Stockholders (the “Proxy Statement”) and the accompanying Notice of 2016 Annual Meeting of Stockholders. The Annual Meeting will be held at 1:00 p.m. Eastern Time on May 25, 2016 at Opower’s headquarters at 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201. On or about April 14, 2016, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”).

In this Proxy Statement, the terms “Opower,” “the Company,” “we,” “us,” and “our” refer to Opower, Inc. and its subsidiaries. The mailing address of our principal executive offices is Opower, Inc., 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201.

Record Date	The Board set March 28, 2016 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Quorum	A majority of all issued and outstanding stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum.

Shares Outstanding	There were 53,364,593 shares of the Company’s common stock outstanding as of the Record Date. Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting.

Stockholders of Record; Beneficial Owners	If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares, and our proxy materials are being provided directly to you by Opower.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and our proxy materials are being provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting.

How to Vote	There are three ways a stockholder of record can vote:

(1)	By Internet: You may vote by Internet at www.proxyvote.com;

(2)	By mail: You may vote by completing and mailing your proxy card, which must be received before the start of the Annual Meeting; or

(3)	In person: You may vote by written ballot in person at the Annual Meeting.

We encourage you to vote by Internet, as this voting method conserves natural resources and reduces our printing and mailing costs.

In order to be counted, proxies submitted by Internet must be received by 11:59 p.m. Eastern Time the day before the Annual Meeting. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

How to Revoke Your Proxy	Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the Internet before the cutoff time (your latest Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	For Proposal One, the election of directors, the nominee receiving the greatest number of votes cast “for” election will be elected as a director.

For Proposal Two, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016, a majority of shares present or represented by proxy and entitled to vote on the proposal is required to ratify the appointment (which means that the number of votes cast “for” must exceed the number of votes cast “against” in order to ratify the appointment).

Effect of Abstentions and Broker Non-Votes	Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted for Proposal One, the election of directors, unless you affirmatively provide the broker instructions on how to vote.

Votes withheld and broker non-votes have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote “for” the election of the nominee for director and “for” the ratification of the appointment of our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Notice of Internet Availability of Proxy Materials	In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. On or about April 14, 2016, we expect to mail to our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to conserve natural resources and reduce our printing and mailing costs.

Householding	We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of the Notice, Proxy Statement and Annual Report, unless we are notified that one or more of these stockholders wishes to receive individual copies. If you and other stockholders living in your household do not have the same last name, you may also request to receive only one copy of future proxy materials.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold Opower stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our investor relations department via e-mail at investor@opower.com, via postal mail at 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201, or by telephone at (703) 778-4544. Alternatively, if you participate in householding and wish to receive separate copies of our proxy materials or prefer to discontinue your participation in householding, please contact our investor relations department as indicated above, and separate copies of each document will be sent to you promptly.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Additional Solicitation/Costs	We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the Notice and proxies. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, e-mail or facsimile, but they do not receive additional compensation for providing those services.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Board is comprised of seven directors, divided into three staggered classes. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class III directors expires at the 2017 annual meeting and the term of the Class I directors expires at the 2018 annual meeting. After the terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office, subject to their earlier resignation or removal.

Nominees

The Board has nominated Mr. Marcus Ryu for election as a Class II director to hold office until the 2019 annual meeting of stockholders or until his successor is duly elected and qualified, subject to his earlier resignation or removal. Mr. Ryu is a current member of the Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of Mr. Ryu. In the event that Mr. Ryu is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the Board. In the alternative, the proxies may vote for no nominee, which would leave a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that Mr. Ryu will be unwilling or unable to serve if elected as a director.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE.

Directors

The biographies of the nominee and each of the continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the Company and who are otherwise “independent” directors under the published listing requirements of the New York Stock Exchange (“NYSE”).

The following table sets forth information regarding our directors, including their ages as of the date of this Proxy Statement:

Name	Age	Positions and Offices Held with the Company
Daniel Yates	38	Founder, Chairman, Chief Executive Officer and Director
Alex Laskey	39	Founder, President and Director
Mark McLaughlin	50	Director
Dipchand Nishar	47	Director
Gene Riechers	60	Director
Marcus Ryu	42	Director
Jon Sakoda	39	Director

Information Concerning the Nominee for Election for a Three-Year Term Ending at the 2019 Annual Meeting

Marcus Ryu has served on the Board since August 2013. Mr. Ryu has served as president and chief executive officer of Guidewire Software, Inc., a publicly-traded software company that sells to the insurance industry, since 2010 and as a member of its board of directors since 2001. From 2001 to 2010, Mr. Ryu served in various other management positions at Guidewire. Prior to founding Guidewire, from 2000 to 2001, Mr. Ryu was vice president of strategy at Ariba, Inc., a software-as-a-service provider of collaborative business commerce solutions for buying and selling goods and services. Mr. Ryu holds a Bachelor of Arts in economics from Princeton University and a Bachelor of Philosophy from New College, Oxford University.

We believe that Mr. Ryu is qualified to serve as a member of the Board because of his experience as a public company chief executive officer and his knowledge of selling software into a large vertical industry.

Information Concerning Directors Continuing in Office Until the 2017 Annual Meeting

Alex Laskey co-founded Opower and has served as our President and as a member of the Board since June 2007. Mr. Laskey currently serves as a member of the board of directors of Advanced Energy Economy and as a member of the board of directors of the Conservation Lands Foundation. Mr. Laskey holds a Bachelor of Arts in history of science from Harvard University.

We believe that Mr. Laskey is qualified to serve as a member of the Board because of his experience and perspective as our President and founder.

Mark McLaughlin has served as our director since October 2013. Mr. McLaughlin has served as president and chief executive officer and as a member of the board of directors of Palo Alto Networks, Inc., a publicly-traded network security company, since 2011, and as the chairman of the board of directors since 2012. From August 2009 through 2011, Mr. McLaughlin served as president and chief executive officer and as a director at VeriSign, Inc., a provider of Internet infrastructure services, and from January 2009 to August 2009, Mr. McLaughlin served as president and chief operating officer at VeriSign. From 2000 through 2007, Mr. McLaughlin served in several roles at VeriSign, including as executive vice president, products and marketing. President Barack Obama appointed Mr. McLaughlin to serve on the National Security Telecommunications Advisory Committee (“NSTAC”) in 2011 and to the position of chairman of the NSTAC in 2014. Mr. McLaughlin has served as a member of the board of directors of Qualcomm Incorporated, a publicly traded wireless technology company, since 2015. Mr. McLaughlin holds a Bachelor of Science from the U.S. Military Academy at West Point and a Juris Doctor from Seattle University School of Law.

We believe that Mr. McLaughlin is qualified to serve as a member of the Board because of his experience as a public company chief executive officer and his knowledge of the technology industry.

Dipchand Nishar has served on the Board since August 2013. Mr. Nishar has served as managing director at SB Group US, Inc., a privately-held subsidiary of Softbank Group Corp., a publicly-traded Japanese telecommunications and Internet company, since June 2015. Prior to that, Mr. Nishar served as senior vice president, products and user experience at LinkedIn Corporation from 2011 to 2014, and served as its vice president, products from 2009 until 2011. Prior to that, Mr. Nishar served in several roles, including most recently as the senior director of products for the Asia-Pacific region at Google Inc. from 2003 to 2009. Mr. Nishar currently serves on the board of directors of TripAdvisor, LLC, a publicly-traded travel services company. Mr. Nishar holds a Masters in Business Administration from Harvard Business School, Master of Science in electrical engineering from University of Illinois, Urbana-Champaign, and a Bachelor of Technology from the Indian Institute of Technology.

We believe that Mr. Nishar is qualified to serve as a member of the Board because of his experience as a public company executive and his knowledge of the technology industry.

Information Concerning Directors Continuing in Office Until the 2018 Annual Meeting

Daniel Yates co-founded Opower and has served as our Chief Executive Officer and as a member of the Board since June 2007. Mr. Yates was appointed Chairman of the Board in February 2014. Prior to founding Opower, Mr. Yates was the founder and chief executive officer at Edusoft, an educational software company that was acquired by Houghton Mifflin Company. Mr. Yates holds a Bachelor of Arts in computer science from Harvard University.

We believe that Mr. Yates is qualified to serve as a member of the Board because of his experience and perspective as our Chief Executive Officer and founder.

Gene Riechers has served on the Board since September 2011. Mr. Riechers has served as the vice chairman of EverFi, Inc., an educational technology company, since 2012. From 2002 to 2011, Mr. Riechers was a general partner of Valhalla Partners, a venture capital firm. Mr. Riechers holds a Masters in Business Administration from Loyola College and a Bachelor of Science in accounting from Pennsylvania State University.

We believe that Mr. Riechers is qualified to serve as a member of the Board because of his experience as a seasoned investor, a current and former director of many companies and his financial and accounting expertise.

Jon Sakoda has served on the Board since October 2008. Mr. Sakoda is a general partner of New Enterprise Associates, Inc. (“NEA”), a venture capital firm, which he joined in 2006. Prior to joining NEA, Mr. Sakoda co-founded IMlogic, Inc., which was acquired by Symantec Corporation, and served as its chief technology officer and vice president of products from 2001 to 2006. Prior to that, Mr. Sakoda was an analyst at Goldman, Sachs & Co. Mr. Sakoda currently serves on the board of directors of several private companies. Mr. Sakoda holds a Bachelor of Arts in chemistry from Harvard University.

We believe that Mr. Sakoda is qualified to serve as a member of the Board because of his experience as a seasoned investor, a current and former director of many companies and his knowledge of the software industry.

CORPORATE GOVERNANCE

Our Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

Our Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules and the listing standards of the NYSE.

Besides verifying the independence of the members of our Board and its committees (which is discussed in the section titled “Director Independence” below), at the direction of our Board, we also:

•	Periodically review and consider changes to the charters for our audit, compensation and nominating and corporate governance committees;

•	Have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

•	Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and

•	Have a code of business conduct and ethics that applies to our officers, directors and employees and qualifies as a “code of ethics” under applicable SEC regulations.

In addition, we have adopted a set of corporate governance guidelines. The nominating and corporate governance committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Our corporate governance guidelines address such matters as:

•	Director Independence – Independent directors must constitute at least a majority of the Board;

•	Monitoring Board Effectiveness – The Board must conduct an annual self-evaluation of the Board and its committees;

•	Board Access to Independent Advisors – The Board as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate; and

•	Board Committees – All members of the audit, compensation and nominating and corporate governance committees are independent in accordance with applicable SEC and NYSE criteria.

Current copies of our code of business conduct and ethics and our corporate governance guidelines can be found on our website at http://investor.opower.com.

Meetings of the Board of Directors

The Board held six meetings in fiscal year 2015. Each director attended at least 75% of all meetings of the Board and the committees on which they served that were held during fiscal year 2015. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are encouraged to attend our annual meeting of stockholders, and are expected to attend all meetings of the Board and all meetings of the committees on which they serve. Two of our eight directors then in office attended our 2015 annual meeting of stockholders.

Director Independence

Consistent with our corporate governance guidelines and applicable SEC and NYSE rules and regulations, the Board has determined that, as of the date of this Proxy Statement, five out of the seven members of the Board are independent, with the two non-independent members being Daniel Yates, our Chief Executive Officer, and Alex Laskey, our President. In addition, all members of the audit, compensation and nominating and corporate governance committees are independent.

Lead Independent Director

The Board has appointed Mr. Ryu to serve as our lead independent director. As lead independent director, Mr. Ryu will preside over periodic meetings of our independent directors, serve as a liaison between our Chairman of the Board and the independent directors, and perform such additional duties as the Board may otherwise determine and delegate.

Board’s Role in Risk Oversight

The Board’s role in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures (including any risks relating to cybersecurity), their potential impact on the Company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Committees of the Board of Directors

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of the Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board. Each of the audit, compensation and nominating and corporate governance committees operates pursuant to a separate written charter adopted by the Board that is available to stockholders on our website at http://investor.opower.com.

Audit Committee

Our audit committee consists of Messrs. Riechers, Ryu and Sakoda, with Mr. Riechers serving as Chairman. In fiscal year 2015, our audit committee held seven meetings. The composition of our audit committee meets the requirements for independence under current NYSE listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the NYSE listing standards. In addition, the Board has determined that Mr. Riechers is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our audit committee has the following responsibilities, among other things:

•	select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	help to ensure the independence and performance of the independent registered public accounting firm;

•	discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	review our financial statements, disclosures and filings with the SEC;

•	develop procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

•	review our policies on risk assessment and risk management;

•	review related party transactions;

•	obtain and review a report by the independent registered public accounting firm when applicable, that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues; and

•	approve (or, as permitted, pre-approve) all audit and all permissible non-audit services, other than de minimis non-audit services as defined in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter, a current copy of which is available on our website at http://investor.opower.com.

Compensation Committee

Our compensation committee consists of Messrs. McLaughlin, Nishar and Sakoda, with Mr. Sakoda serving as Chairman. In fiscal year 2015, our compensation committee held five meetings. The composition of our compensation committee meets the requirements for independence under NYSE listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). The purpose of our compensation committee is to discharge the responsibilities of the Board relating to compensation of our executive officers. Our compensation committee has the following responsibilities, among other things:

•	review, approve and determine, or make recommendations to the Board regarding, the compensation of our executive officers;

•	administer our stock and equity incentive plans;

•	review and approve, or make recommendations to the Board regarding, incentive compensation and equity plans; and

•	establish and review general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter, a current copy of which is available on our website at http://investor.opower.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. McLaughlin and Ryu, with Mr. Ryu serving as Chairman. In fiscal year 2015, our nominating and corporate governance committee held three meetings. The composition of our nominating and corporate governance committee meets the requirements for independence under NYSE listing standards and SEC rules and regulations. Our nominating and corporate governance committee has the following responsibilities, among other things:

•	identify, evaluate and select, or make recommendations to the Board regarding, nominees for election to the Board and its committees;

•	oversee the evaluation of the performance of the Board and of individual directors;

•	consider and make recommendations to the Board regarding the composition of the Board and its committees;

•	review developments in corporate governance practices;

•	evaluate the adequacy of our corporate governance practices and reporting; and

•	develop and make recommendations to the Board regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter, a current copy of which is available on our website at http://investor.opower.com.

Performance Evaluations of the Board of Directors and its Committees

In accordance with our corporate governance guidelines, each member of the Board conducts an annual self-evaluation for the purpose of determining whether the Board and its committees are functioning effectively. As part of this process, each director considers the effectiveness of the Board and each committee on which the director serves. In the past, the evaluation has included an interview by a third party with each director to solicit feedback. The feedback is then discussed at a subsequent meeting of the Board and its committees.

Identifying and Evaluating Director Nominees

The Board is responsible for identifying and evaluating prospective members. The Board delegates the identification and nomination process to the nominating and corporate governance committee, with the expectation that other members of our Board and management will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Minimum Qualifications

The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees. The nominee shall have: the highest personal and professional integrity; demonstrated exceptional ability and judgment; sufficient time to devote to the affairs of the Company; demonstrated excellence in his or her field; a history of actively contributing at Board meetings to the extent such nominee serves or has previously served on other boards of directors; and the ability to be highly effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of our stockholders.

Diversity

The Board does not have a formal policy with respect to diversity. However, the Board believes that it is important that its members represent diverse viewpoints, with a broad array of experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of the Company’s stockholders.

Board Renewal

The Board believes it is important to have experienced directors with a deep understanding of the Company’s business as well as other directors who bring fresh perspectives to the Board. In its efforts to identify potential director candidates, the Board considers the input from the directors’ self-evaluation process to identify the backgrounds and expertise that are desired and the future needs of the Board in light of anticipated director retirements or resignations. The Board does not believe that arbitrary limits on the number of consecutive terms a director may serve or on the directors’ ages are appropriate in light of the substantial benefits resulting from sustained focus on the Company’s business, strategy and industry over a significant period of time.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Secretary at Opower, Inc., 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Communications with Directors

The Board is interested in receiving communications from stockholders and other interested parties, which would include, among others, customers, suppliers and employees. These parties may contact any member (or members) of the Board or any committee of the Board, the non-employee directors as a group or the chairperson of any committee, by mail or electronically. In addition, the audit committee is interested in receiving communications from employees and other interested parties on issues regarding accounting, internal controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent to our Secretary via e-mail to investor@opower.com or via postal mail to Opower, Inc., 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201, or submitted via our website at http://investor.opower.com.

The Secretary will forward to the applicable director or directors each communication received as described above other than: spam and similar junk mail and mass mailings; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is unduly hostile, threatening, illegal or similarly unsuitable. Any communication that is filtered out will be made available to any non-employee director upon request.

Compensation Committee Interlocks and Insider Participation

During 2015, there were no compensation committee interlocks and no insider participation in compensation committee decisions that were required to be reported under the rules and regulations of the Exchange Act.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2016, and we are asking you and other stockholders to ratify this appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2008.

The audit committee believes that the continued retention of PricewaterhouseCoopers LLP is in the best interests of the Company and our stockholders. As provided in the audit committee’s charter, the audit committee is directly responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.

In determining whether to reappoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the audit committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the audit committee’s ongoing discussions with PricewaterhouseCoopers LLP, an assessment of the professional qualifications and past performance of PricewaterhouseCoopers LLP and the potential impact of changing independent registered public accounting firms. Through several years of experience with the Company, PricewaterhouseCoopers LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting. The audit committee believes that appointing a new independent registered accounting firm would require a significant time commitment that could interfere with management’s focus on financial reporting and internal controls.

Although our bylaws do not require the submission of the selection of our independent registered public accounting firm to our stockholders for approval or ratification, the audit committee considers it desirable to obtain the views of our stockholders on that appointment. A majority of the votes properly cast is required in order to ratify the appointment of PricewaterhouseCoopers LLP. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, we will review our future appointment of PricewaterhouseCoopers LLP.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In connection with our initial public offering, we adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, other than de minimis non-audit services as defined in Section 10A(i)(1)(B) of the Exchange Act. As part of its review, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. The audit committee has pre-approved all services performed since the pre-approval policy was adopted.

Audit and Non-Audit Fees

The following table sets forth the fees billed by PricewaterhouseCoopers LLP for audit, audit-related, tax and all other services rendered for the fiscal years ended December 31, 2015 and 2014:

Fee Category	Fiscal Year 2015 Fees	Fiscal Year 2014 Fees
Audit Fees	$749,000	$716,000
Audit-Related Fees	—	—
Tax Fees	—	71,000
All Other Fees	1,800	1,800

Total Fees	$750,800	$788,800

Audit Fees

Audit fees consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-related fees consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees

Tax fees consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

All Other Fees

All other fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Opower, Inc. (the “Company”) specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors (the “Board”). The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable rules of the New York Stock Exchange (“NYSE”). Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission and NYSE.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter, which is available at the Company’s website at http://investor.opower.com.

The audit committee has reviewed the Company’s consolidated financial statements for 2015 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

In addition, the audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee

Gene Riechers (Chairperson)

Marcus Ryu

Jon Sakoda

EXECUTIVE COMPENSATION

Overview

Our compensation programs are designed to:

•	maintain compensation that is equitable in a competitive marketplace;

•	provide opportunities that tie pay to our annual and long-term performance goals;

•	encourage the achievement of strategic objectives and the creation of stockholder value;

•	recognize and reward both team and individual achievements;

•	maintain an appropriate balance between (i) base salary and short-term incentives and (ii) long-term incentive opportunity; and

•	attract, motivate and retain talented executives critical to our success.

Our compensation committee is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to our executive officers, including our Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions and has engaged Compensia, Inc., an independent compensation consultant, to provide independent compensation analysis.

Executive Compensation Components

Our executive compensation consists of base salary, cash incentive bonuses, long-term incentive compensation, primarily in the form of stock options and restricted stock units, and broad-based benefits programs. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for our executive officers, including Company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

2015 Summary Compensation Table

The following table sets forth summary information concerning compensation earned by or paid to the following persons: (i) all persons serving as our principal executive officer during 2015 and (ii) our two other most highly compensated executive officers who received compensation during 2015 of at least $100,000 and who were serving as executive officers on December 31, 2015. We refer to these persons as our “named executive officers.” The following table includes all compensation earned by or paid to the named executive officers for the respective periods.

Name and Principal Position	Fiscal Year	Salary ($)		Stock Awards(1) ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total ($)
Daniel Yates	2015	250,000		—	9,111	(2)	—		—	259,111
Chief Executive Officer and Founder	2014	250,000		—	—		—		—	250,000

Thomas Kramer	2015	337,500	(3)	780,032	—		178,054	(4)	—	1,295,586
Chief Financial Officer	2014	312,500	(3)	—	—		—		—	312,500

Jeremy Kirsch	2015	295,000	(5)	563,200	—		337,514	(4)(6)	—	1,195,714
Executive Vice President and General Manager, Worldwide Sales	2014	240,000		—	—		125,000	(6)	19,520	384,520

(1)	The amounts reported represent the aggregate grant date fair value of the restricted stock units awarded to the named executive officer in the fiscal year indicated, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock unit awards reported in this column are set forth in the notes to our audited financial statements included in our Annual Report.
(2)	The amount represents the incremental fair value attributable to the modification of stock options to extend the vesting period, calculated in accordance with ASC Topic 718.
(3)	On March 25, 2015, the compensation committee approved a retroactive increase to Mr. Kramer’s base salary from $312,500 to $332,500, effective October 1, 2014. Amounts payable pursuant to the increase with respect to the year ended December 31, 2014 were paid in fiscal year 2015.
(4)	The amount represents bonuses earned based upon the achievement of certain corporate performance goals relating to the Company’s financial metrics and strategic direction, as well as individual performance, as approved by the compensation committee pursuant to the Company’s Senior Executive Cash Incentive Bonus Plan.
(5)	On March 25, 2015, the compensation committee approved a retroactive increase to Mr. Kirsch’s base salary from $240,000 to $300,000, effective February 1, 2015.
(6)	The amount consists of bonus payments made to, or earned by Mr. Kirsch based upon the achievement of certain quantitative sales performance goals as well as qualitative sales management goals for the fiscal year.

Narrative Disclosure to the Summary Compensation Table

Employment Arrangements with our Named Executive Officers

Thomas Kramer. We have entered into an employment agreement with Thomas Kramer, our Chief Financial Officer. Mr. Kramer currently receives a base salary of $332,500. Pursuant to his employment agreement, if Mr. Kramer experiences an involuntary separation from service, including an “involuntary resignation,” as defined in the employment agreement, he will be eligible to receive base salary continuation for six months following termination and company paid health coverage until the earliest of (i) 12 months following his termination of employment, (ii) the expiration of his eligibility for continuation coverage under COBRA or

(iii) the date that he becomes eligible for substantially equivalent health insurance in connection with new employment or self-employment. In addition, in the event of an involuntary separation from service, the stock option held by Mr. Kramer shall remain exercisable until the earlier of one year following his termination of employment or the option expiration date.

Jeremy Kirsch. We have entered into an offer letter with Jeremy Kirsch, our Executive Vice President and General Manager, Worldwide Sales. Mr. Kirsch currently receives a base salary of $300,000 and is eligible to receive a bonus for each six-month period of his employment based upon the achievement of certain performance goals. Pursuant to his offer letter, if, following the consummation of a “corporate transaction” that constitutes a “triggering event,” each as defined in our Amended and Restated 2007 Stock Plan (the “2007 Plan”), we terminate Mr. Kirsch’s employment with us for any reason other than “cause,” death or “disability,” each as defined in the 2007 Plan, or Mr. Kirsch resigns his employment for “good reason,” as defined in the offer letter, we will pay Mr. Kirsch severance of $50,000.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2015.

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Daniel Yates	8/27/2013(3)	41,550	27,700	7.22	8/27/2018
	8/27/2013(4)	787,918	—	6.56	8/27/2023
Thomas Kramer	4/1/2015(5)(6)					62,325	658,152
	4/1/2015(6)(7)					6,925	73,128
	12/13/2011(8)(9)	47,849	—	2.09	12/12/2021
Jeremy Kirsch	4/1/2015(10)(11)					22,000	232,320
	4/17/2013(12)(13)	66,458	43,542	4.19	4/16/2023
	9/14/2012(13)(14)	34,166	5,834	2.59	9/13/2022
	7/27/2008(13)(15)	647,000	—	0.05	7/26/2018

(1)	Each option award was granted pursuant to our 2007 Plan.
(2)	Each stock award was granted pursuant to our 2014 Stock Incentive Plan (the “2014 Plan”). The market value of the restricted stock units that have not vested is based on a per share price of $10.56, which was the closing price per share of our common stock on the NYSE on December 31, 2015.
(3)	The shares underlying this option vest as follows: 20% of the shares vested on October 30, 2013, 20% of the shares vested on January 30, 2014 and the remaining 60% of the shares vest in equal annual installments on each of January 30, 2015, 2016 and 2017. This option is structured such that it will be treated as an incentive stock option to the maximum extent permitted under the Code.
(4)	The shares underlying this option vest as follows: beginning on September 30, 2013, approximately 3.7% of the shares vested in 2013 on a monthly basis, 20% of the shares vested in 2014 on a monthly basis, approximately 20.7% of the shares vested in 2015 on a monthly basis, approximately 22.6% of the shares vest in 2016 on a monthly basis, approximately 19.2% of the shares vest in 2017 on a monthly basis, approximately 11.0% of the shares vest in 2018 on a monthly basis and approximately 2.8% of the shares vest in 2019 on a monthly basis. This option contains an early exercise feature and all shares underlying the option were exercisable upon grant. This option is structured such that it will be treated as an incentive stock option to the maximum extent permitted under the Code.
(5)

The shares underlying this restricted stock unit award vest as follows: 11.11% of the shares vest on May 18, 2016 and the remaining 88.89% of the shares vest in equal quarterly installments over the following 24 months.

(6)	50% of the unvested shares underlying this restricted stock unit award will vest under the same conditions as described in footnote 9 to this table regarding Mr. Kramer’s option.
(7)	The shares underlying this restricted stock unit award vest as follows: 50% of the shares vested on November 18, 2015 and the remaining 50% of the shares vested on February 18, 2016.
(8)	The shares underlying this option vest as follows: 6,181 of the shares vested on September 14, 2014 and 13,229 of the shares vest on the 14th day of each month thereafter.
(9)	The lesser of 50% of the shares underlying this option or the aggregate remaining unvested shares subject to this option will immediately vest and become exercisable or nonforfeitable if the Company experiences a “corporate transaction” that constitutes a “triggering event” (as such terms are defined in the 2007 Plan) and, following the consummation of such triggering event, either (i) Mr. Kramer’s continuous service status is terminated for any reason other than “cause” (as defined in the 2007 Plan), death or “disability” (as defined in the 2007 Plan) or (ii) Mr. Kramer experiences an “involuntary resignation” (as defined in the agreements governing such awards).
(10)	The shares underlying this restricted stock unit award vest as follows: 20% of the shares vested on May 18, 2015 and the remaining 80% of the shares vest in equal quarterly installments over the following 12 months.
(11)	50% of the unvested shares underlying this restricted stock unit award will vest under the same conditions as described in footnote 13 to this table regarding Mr. Kirsch’s options.
(12)	The shares underlying this option vest as follows: 25% of the shares vested on July 1, 2014 and the remaining 75% of the shares vest in equal monthly installments over the following 36 months.
(13)	50% of the unvested shares underlying this option will vest and become exercisable as of immediately prior to the closing of a “corporate transaction” or the date of termination of employment, as applicable, in the event of corporate transaction that constitutes a “triggering event” (as such terms are defined in the 2007 Plan) if either (i) the successor corporation does not assume or substitute the stock option and the option is not terminated in exchange for a payment of cash, securities and/or other property or (ii) Mr. Kirsch’s “continuous service status” (as defined in the 2007 Plan) is terminated by us for any reason other than “cause” (as defined in the 2007 Plan), death or “disability” (as defined in the 2007 Plan) at any time following the consummation of such triggering event.
(14)	The shares underlying this option vest as follows: 25% of the shares vested on July 14, 2013 and the remaining 75% of the shares vest in equal monthly installments over the following 36 months.
(15)	The shares underlying this option vested as follows: 12.5% of the shares vested on January 14, 2009, an additional 21.875% of the shares vested on July 14, 2009 and the remaining shares vested in equal monthly installments over the following 36 months.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2015 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2014 Plan and our 2007 Plan. We do not have any non-stockholder approved equity compensation plans.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by securityholders(1)	9,097,644	$4.71	(2)	4,770,208	(3)
Equity compensation plans not approved by securityholders	—	—		—

Total	9,097,644	$4.71		4,770,208

(1)	The number of shares available under the 2014 Plan increases on January 1 of each year by up to 5% of the outstanding shares of common stock on the immediately preceding December 31.

(2)	The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.
(3)	Includes 564,748 shares that were issued pursuant to restricted stock unit awards that were withheld for tax withholding purposes related to the vesting of such restricted stock units, which remain available for issuance pursuant to the terms of the 2014 Plan.

2015 Director Compensation Table

The Board has adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the policy, all non-employee directors will be paid an annual equity retainer in the form of restricted stock unit awards as set forth below:

Value of Restricted Stock Units
Board of Directors:
All non-employee members	$200,000
Additional retainer for Lead Independent Director	$20,000

Audit Committee:
Chairperson	$15,000
Non-Chairperson members	$8,000

Compensation Committee:
Chairperson	$10,000
Non-Chairperson members	$5,000

Nominating and Corporate Governance Committee:
Chairperson	$6,000
Non-Chairperson members	$3,000

Annual equity award retainer grants are made to each non-employee director then serving on the Board at each annual meeting of stockholders of the Company. The restricted stock units subject to these awards vest in four equal quarterly installments on each quarterly anniversary of the date of grant, provided that the non-employee director continues to serve as a director of the Company on each such date.

The Board has adopted a deferred compensation program for non-employee directors. Under the deferred compensation program, a non-employee director may elect, for the subsequent year, to have the director’s restricted stock units subject to the annual equity award retainer grant converted to deferred stock units upon vesting. The deferred stock units will be securities over which the holder has neither voting power nor dispositive power and which will be settled upon the earlier to occur of: (i) the third anniversary of the grant date of the applicable equity award retainer; (ii) 90 days after the director’s separation of service from the Board; (iii) a change in control of the Company; or (iv) 90 days after the director’s death. The deferred stock units will be settled by delivery of shares of the Company’s common stock in a lump sum in an amount equal to the number of deferred stock units in the director’s deferred compensation account. Our non-employee directors were provided the opportunity to make elections under our deferred compensation program beginning in 2015 and such elections, if any, will begin to take effect in fiscal year 2016.

The following table presents the total compensation for each person who served as a non-employee member of the Board during 2015. Pursuant to our non-employee director compensation policy, the Board approved an annual grant of restricted stock units in the amounts set forth below to each of our non-employee directors then in service, other than Messrs. Sakoda and Weller, who waived their grants. Other than as set forth in the table below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of the Board in 2015. All of our directors are entitled to reimbursement for reasonable travel expenses incurred in attending our Board meetings and committee meetings. Mr. Yates, our Chief Executive Officer, and Mr. Laskey, our President, receive no compensation for their service on our Board, and the compensation received by Mr. Yates as an employee during 2015 is presented in the 2015 Summary Compensation Table above.

Director Name	Stock Awards ($)(1)	Total ($)
Mark McLaughlin(2)	217,462	217,462
Dipchand Nishar(3)	214,323	214,323
Gene Riechers(4)	233,144	233,144
Marcus Ryu(5)	241,511	241,511
Jon Sakoda(6)	—	—
Harry Weller(6)(7)	—	—

(1)	The amounts reported represent the aggregate grant-date fair value of restricted stock units awarded to the director, calculated in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in the notes to our audited financial statements included in our Annual Report.
(2)	As of December 31, 2015, Mr. McLaughlin held restricted stock units covering 9,215 shares of our common stock.
(3)	As of December 31, 2015, Mr. Nishar held restricted stock units covering 9,082 shares of our common stock.
(4)	As of December 31, 2015, Mr. Riechers held (i) restricted stock units covering 9,879 shares of our common stock and (ii) an option to purchase 58,000 shares of our common stock.
(5)	As of December 31, 2015, Mr. Ryu held restricted stock units covering 10,234 shares of our common stock.
(6)	As of December 31, 2015, neither of Messrs. Sakoda or Weller held any outstanding equity awards.
(7)	Mr. Weller resigned as a member of the Board effective as of August 12, 2015.

Compensation Risk Assessment

We believe that our executive compensation programs do not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. In addition, Compensia has provided an independent risk analysis of our compensation programs and has concluded that our compensation programs are not reasonably likely to have a material adverse effect on us. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on our company.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers and certain other employees are prohibited from engaging in, among other actions, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to the Company’s common stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Opower, Inc. specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed the section captioned “Executive Compensation” with management. Based on such review and discussions, the compensation committee recommended to the board of directors that this “Executive Compensation” section be included in this proxy statement.

Compensation Committee

Jon Sakoda (Chairperson)

Mark McLaughlin

Dipchand Nishar

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 28, 2016, the Record Date, for:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and director nominees;

•	our named executive officers; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 53,364,593 shares of common stock outstanding as of the Record Date. Options to purchase shares of our common stock that are exercisable within 60 days of the Record Date are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o Opower, Inc., 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
5% Beneficial Owners:
Entities affiliated with New Enterprise Associates(1)	8,989,766	16.8%
FMR LLC(2)	7,772,721	14.6

Directors and Nominees:
Daniel Yates(3)	8,890,778	16.4
Alex Laskey(4)	6,857,587	12.7
Mark McLaughlin(5)	70,921	*
Dipchand Nishar(6)	85,975	*
Gene Riechers(7)	82,399	*
Marcus Ryu(8)	154,340	*
Jon Sakoda	—	—

Named Executive Officers (Non-Directors)
Jeremy Kirsch(9)	943,223	1.7
Thomas Kramer(10)	642,155	1.2

All directors, nominees and executive officers as a group (9 persons)(11)	17,727,378	31.9

*	Less than one percent (1%).
(1)

Based solely on the information reported in the Schedule 13G filed with the SEC by New Enterprise Associates 12, Limited Partnership (“NEA 12”), NEA Partners 12, Limited Partnership (“NEA Partners 12”), NEA 12 GP, LLC (“NEA 12 GP”), M. James Barrett (“Barrett”), Peter J. Barris (“Barris”), Forest Baskett (“Baskett”), Ryan D. Drant (“Drant”), Patrick J. Kerins (“Kerins”), Krishna S. Kolluri (“Kolluri”) and Scott D. Sandell (“Sandell”) (collectively, the “NEA Affiliates”) on February 9, 2015. Consists of 8,989,766 shares beneficially held by the NEA Affiliates for which the NEA Affiliates share voting and dispositive power. The address of the principal business office of NEA 12, NEA Partners 12 and NEA 12

GP is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, as reported in such filing. The address of the principal business office of Baskett, Kolluri and Sandell is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025, as reported in such filing. The address of the principal business office of Barrett, Barris, Drant and Kerins is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, Maryland 20815, as reported in such filing.
(2)	Based solely on the information reported in the Schedule 13G/A filed with the SEC by FMR LLC, Abigail P. Johnson, Fidelity Balanced Fund and VIP Contrafund Portfolio on February 12, 2016. Consists of 7,772,721 shares beneficially held by FMR LLC and Ms. Johnson, 27,100 shares for which FMR LLC possesses sole voting power and 7,772,721 shares for which FMR LLC and Ms. Johnson possess sole dispositive power, 2,819,699 shares beneficially held by Fidelity Balanced Fund, 2,819,699 shares for which Fidelity Balanced Fund possesses sole voting power, and 2,860,716 shares beneficially held by VIP Contrafund Portfolio, 2,860,716 shares for which VIP Contrafund Portfolio possesses sole voting power. The principal address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210, as reported in such filing.
(3)	Consists of (i) 6,403,436 shares of common stock held of record by Mr. Yates, (ii) 1,593,750 shares of common stock held of record by the Yates-Whitman 2013 Annuity Trust #1, (iii) 49,000 shares of common stock held of record by Ivan Jellinek and Monica Jellinek, who have granted an irrevocable proxy to Mr. Yates, (iv) 1,274 shares of common stock held of record by Pierre Poussard and Mary Winston Nicklin, who have granted an irrevocable proxy to Mr. Yates, and (v) 843,318 shares of common stock subject to outstanding options that are exercisable within 60 days of the Record Date.
(4)	Consists of (i) 4,314,883 shares of common stock held of record by Mr. Laskey, (ii) 1,054,078 shares of common stock held of record by Laskey-A Investment Trust, (iii) 845,922 shares of common stock held of record by Laskey-B Investment Trust, (iv) 5,000 shares of common stock held of record by Baruch Farbiarz and Elsa Farbiarz, who have granted an irrevocable proxy to Mr. Laskey, (v) 6,546 shares of common stock held of record by Adam Farbiarz, who has granted an irrevocable proxy to Mr. Laskey, (vi) 23,194 shares of common stock held of record by Jacob Laskey, who has granted an irrevocable proxy to Mr. Laskey, (vii) 17,900 shares of common stock held of record by Richard Laskey and Abbie Laskey, who have granted an irrevocable proxy to Mr. Laskey, and (viii) 590,064 shares of common stock subject to outstanding options that are exercisable within 60 days of the Record Date.
(5)	Consists of (i) 66,313 shares of common stock held of record by Mr. McLaughlin and (ii) 4,608 restricted stock units that will vest and be released within 60 days of the Record Date.
(6)	Consists of (i) 71,434 shares of common stock held of record by Mr. Nishar, (ii) 10,000 shares of common stock held of record by Nishar Family Trust dated October 8, 2008 and (iii) 4,541 restricted stock units that will vest and be released within 60 days of the Record Date.
(7)	Consists of (i) 19,459 shares of common stock held of record by Mr. Riechers, (ii) 58,000 shares of common stock subject to outstanding options that are exercisable within 60 days of the Record Date and (iii) 4,940 restricted stock units that will vest and be released within 60 days of the Record Date.
(8)	Consists of (i) 149,223 shares of common stock held of record by Mr. Ryu and (ii) 5,117 restricted stock units that will vest and be released within 60 days of the Record Date.
(9)	Consists of (i) 353,326 shares of common stock held of record by Mr. Kirsch, (ii) 30,648 shares of common stock held of record by The Jeremy E. Kirsch 2013 Five-Year Grantor Retained Annuity Trust, (iii) 538,249 shares of common stock subject to outstanding options that are exercisable within 60 days of the Record Date and (iv) 21,000 restricted stock units that will vest and be released within 60 days of the Record Date.
(10)	Consists of (i) 563,056 shares of common stock held of record by Mr. Kramer, (ii) 47,849 shares of common stock subject to outstanding options that are exercisable within 60 days of the Record Date and (iii) 31,250 restricted stock units that will vest and be released within 60 days of the Record Date.
(11)	Consists of (i) 15,578,442 shares of common stock held of record, (ii) 2,077,480 shares of common subject to outstanding options that are exercisable within 60 days of the Record Date and (iii) 71,456 restricted stock units that will vest and be released within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2015, all required reports were filed on a timely basis under Section 16(a).

Insider Trading Policy and Rule 10b5-1 Sales Plans

We have an insider trading policy that permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the company.

As permitted by Rule 10b5-1 and our insider trading policy, some or all of our officers, directors and employees have established trading plans. We undertake no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan.

RELATED PARTY TRANSACTIONS

Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements will require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our certificate of incorporation, bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

The underwriting agreement provides for indemnification by the underwriters of us and our officers, directors and employees for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Related Party Transactions

Our audit committee charter provides that our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions or series of similar transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of our audit committee’s review of related party transactions, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of any class of our securities, in each case since the beginning of the most recently completed fiscal year, and their immediate family members.

Other than the transactions discussed above and the compensation agreements, equity compensation policies, grants of certain equity awards and other arrangements which are discussed above in “Executive Compensation,” we have no related party transactions to report for fiscal year 2015.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Advance Notice Procedures for our 2017 Annual Meeting

Our bylaws provide that, for nominations of persons for election to the Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at Opower, Inc., 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. Since our Annual Meeting is being held on May 25, 2016, stockholder proposals must be received by our Secretary no earlier than January 25, 2017 and no later than February 24, 2017, in order to be raised at our 2017 annual meeting of stockholders. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Stockholder Proposals for our 2017 Annual Meeting

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials for our 2017 annual meeting of stockholders must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2017 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 15, 2016, except as may otherwise be provided in Rule 14a-8. Such proposals must be delivered to our Secretary at Opower, Inc., 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201.

Annual Report on Form 10-K

A copy of our Annual Report will be sent without charge to any stockholder who requests a copy in writing, addressed to our investor relations department via e-mail to investor@opower.com or via postal mail to Opower, Inc., 1515 N. Courthouse Road, 8th Floor, Arlington, VA 22201. Our Annual Report may also be obtained from our website at http://investor.opower.com.

Arlington, Virginia

April 14, 2016

OPOWER
OPOWER, INC.
1515 N. COURTHOUSE ROAD
8TH FLOOR
ARLINGTON, VA 22201
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E05563-P76730
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
OPOWER, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2.
1. Election of one Class II director
Nominee:
1a. Marcus Ryu
For
Withhold
For
Against
Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as Opower, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
For address changes/comments, mark here.
(see reverse for instructions)
Please indicate if you plan to attend this meeting.
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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Date
Signature [PLEASE SIGN WITHIN BOX]
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.
E05564-P76730
OPOWER, INC.
Proxy for Annual Meeting of Stockholders on May 25, 2016
Solicited on Behalf of the Board of Directors
The stockholders hereby appoint Daniel Yates, Thomas Kramer and Donald Saelinger, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Opower, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time, on May 25, 2016 at Opower, Inc.’s headquarters located at 1515 N. Courthouse Road, 8th floor, Arlington, VA 22201, and at any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE